                                                                      EXHIBIT 8f

                                   SCHEDULE A
                        TO THE TRANSFER AGENCY AGREEMENT
                            FOR SCHWAB CAPITAL TRUST

Fund                                                          Effective Date
----                                                          --------------
Schwab International Index Fund                               July 21, 1993
Schwab Small-Cap Index Fund                                   October 14, 1993
Schwab Asset Director-High Growth Fund                        September 25, 1995
Schwab Asset Director-Balanced Growth Fund                    September 25, 1995
Schwab Asset Director-Conservative Growth Fund                September 25, 1995
Schwab S&P 500 Fund - Investor Shares                         February 28, 1996
Schwab S&P 500 Fund - e.Shares                                February 28, 1996



                                         SCHWAB CAPITAL TRUST


                                         By:    /s/ William J. Klipp
                                                --------------------------------
                                         Name:  William J. Klipp
                                         Title: Senior Vice President and
                                                Chief Operating Officer


                                         CHARLES SCHWAB & CO., INC.


                                         By:    /s/ Colleen M. Hummer
                                                --------------------------------
                                         Name:  Colleen M. Hummer
                                         Title: Senior Vice President

Dated:    February 28, 1996

                                   SCHEDULE B
                        TO THE TRANSFER AGENCY AGREEMENT
                            FOR SCHWAB CAPITAL TRUST

                            TRANSFER AGENCY SERVICES
I.
II.      Record Maintenance.

         Schwab will provide full maintenance of all shareholder records for each account in the Trust. Such records will include:

         A.     Share balance;

         B. Account transaction history, including dividends paid and the date and price for all transactions;

         C. Name and address of the record shareholder (including zip codes and tax identification numbers but will not include responsibility for obtaining certified tax identification numbers or impending back-up withholding);

         D.     Records of distributions and dividend payments;

         E.     Transfer records; and

         F.     Overall control records.

III.     Regular Daily Operations.

         Schwab will perform the following functions:

         A. Process new accounts on the shareholder file by processing directly from the Trust's distributor or dealer;

         B. Process additional purchases to the records of accounts already on the shareholder file. In such instances, on the distributor's or dealer's instructions, allocate investor payments among the Funds;

         C. Process purchases and redemptions to accounts already on the shareholder file in accordance with the terms of all automatic purchase and redemption provisions set forth in shareholders' account relationship with the Trust's distributor;

         D. Transfer shares upon the receipt of proper instructions from distributor or dealer; and

         E.     Process changes of dealer/representative on accounts.

IV.      Periodic Operations.

         A. Upon receipt of instructions as to payment of dividends and distributions, which may be standing instructions, compute distributions and inform the Trust of the amount to be reinvested in additional shares.

         B.     Process redemptions as instructed by distributor or dealer.

         C. Mail semi-annual and annual Trust and/or Fund reports and prospectuses.

         D. Produce transcripts of account history as requested by the Trust or by the distributor or dealer.

         E.     Prepare and file Form 1099's with Internal Revenue Service.

         F. Monitor sales of the Funds' shares in the various States and other jurisdictions where the Funds' shares are registered for sale, and report on such monitoring efforts to the Funds' Investment Manager.

V.       Controls.

         A. Maintain all balance controls daily and produce monthly summaries expressed in:

                1.      shares; and

                2.      dollar amounts.

VI.      Special Services Included.

         A. Prepare envelopes/labels (from address data supplied by distributor or dealer as to transmission accounts) and mail proxy statements; tabulate and certify votes from returned ballots.


                                         SCHWAB CAPITAL TRUST


                                         By:    /s/ William J. Klipp
                                                --------------------------------
                                         Name:  William J. Klipp
                                         Title: Senior Vice President and
                                                Chief Operating Officer


                                         CHARLES SCHWAB & CO., INC.


                                         By:    /s/ Colleen M. Hummer
                                                --------------------------------
                                         Name:  Colleen M. Hummer
                                         Title: Senior Vice President

Dated:    February 28, 1996

                                   SCHEDULE C
                        TO THE TRANSFER AGENCY AGREEMENT
                            FOR SCHWAB CAPITAL TRUST

                                      FEES

FUND                                                   FEE
----                                                   ---
Schwab International Index Fund                        Five one-hundredths of one percent (.05%) of the Fund's
                                                       average daily net assets

Schwab Small-Cap Index Fund                            Five one-hundredths of one percent (.05%) of the Fund's
                                                       average daily net assets

Schwab Asset Director-High Growth Fund                 Five one-hundredths of one percent (.05%) of the Fund's
                                                       average daily net assets

Schwab Asset Director-Balanced Growth Fund             Five one-hundredths of one percent (.05%) of the Fund's
                                                       average daily net assets

Schwab Asset Director-Conservative Growth Fund         Five one-hundredths of one percent (.05%) of the Fund's
                                                       average daily net assets

Schwab S&P 500 Fund - Investor Shares                  Five one-hundredths of one percent (.05%) of the Fund's
                                                       average daily net assets

Schwab S&P 500 Fund - e.Shares                         Five one-hundredths of one percent (.05%) of the Fund's
                                                       average daily net assets


                                         SCHWAB CAPITAL TRUST


                                         By:    /s/ William J. Klipp
                                                --------------------------------
                                         Name:  William J. Klipp
                                         Title: Senior Vice President and
                                                Chief Operating Officer


                                         CHARLES SCHWAB & CO., INC.


                                         By:    /s/ Colleen M. Hummer
                                                --------------------------------
                                         Name:  Colleen M. Hummer
                                         Title: Senior Vice President

Dated:    February 28, 1996

                                   SCHEDULE D
                        TO THE TRANSFER AGENCY AGREEMENT
                            FOR SCHWAB CAPITAL TRUST

                                    REPORTS

VII.     Daily Activity Report (liquidations processed that day)

VIII.    Daily Share Summary Report (by Fund)

         A.     Beginning balance

         B.     Liquidations

         C.     Payments

         D.     Exchanges

         E.     Adjustments

         F.     Ending Balance

         G.     Sales by each State and jurisdiction

IX.      Daily Proof Sheet Summary and Transaction Register

X. Daily Share Reconciliation Report (reconciling Share Summary Report to Daily Proof Summary Sheet)

XI.      Weekly Position Reports (showing all account balances)

XII.     Monthly Dividend Reports

XIII. Report by independent public accountants concerning Schwab's accounting system and internal accounting controls, at such times, as the Trust may reasonably require. These reports shall be of sufficient detail and scope to provide reasonable accuracy that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall state.


                                         SCHWAB CAPITAL TRUST


                                         By:    /s/ William J. Klipp
                                                --------------------------------
                                         Name:  William J. Klipp
                                         Title: Senior Vice President and
                                                Chief Operating Officer


                                         CHARLES SCHWAB & CO., INC.


                                         By:    /s/ Colleen M. Hummer
                                                --------------------------------
                                         Name:  Colleen M. Hummer
                                         Title: Senior Vice President

Dated:    February 28, 1996


                                      D-2